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                                                                   EXHIBIT 10.28
[LOGO]

                               CREDIT AGREEMENT

FIRST UNION NATIONAL BANK
201 S. JEFFERSON STREET
ROANOKE, VIRGINIA 24011
(Hereinafter referred to as the "Bank")

LIFEMINDERS.COM, INC.
1110 HERNDON PARKWAY
SUITE 300
HERNDON, VIRGINIA 20170
(Individually and collectively "Borrower")

This Credit Agreement ("Agreement") is entered into May 22, 2000, by and between Bank and Borrower.

This Agreement applies to, the standby letter of credit issued hereunder (each, a "Letter of Credit" and collectively, the "Letters of Credit") and all Loan Documents (as defined herein).

Relying upon the covenants, agreements, representations and warranties contained in this Agreement, Bank is willing to extend credit to Borrower upon the terms and subject to the conditions set forth herein, and Bank and Borrower agree as follows:

LETTERS OF CREDIT. Bank will issue standby letters of credit, provided, the aggregate amount available to be drawn under all standby Letters of Credit plus the aggregate amount of unreimbursed drawings under all standby Letters of Credit at any one time does not exceed $7,600,000.00, and further provided, no standby letter of credit shall expire more than ______ days after the date it is issued. Notwithstanding anything to the contrary contained herein, the aggregate amount available to be drawn under all Letters of Credit plus the aggregate amounts of unreimbursed drawings under all Letters of Credit at any one time shall not exceed $7,600,000.00. The Letters of Credit are to be used by Borrower solely for credit enhancement for lease of office space in Herndon, Virginia. Bank's obligation to issue Letters of Credit shall terminate if Borrower is in default (however denominated) under any Loan Documents, or in any case, if not sooner terminated, on May 17, 2001.

LETTER OF CREDIT FEES. Borrower shall pay to Bank, at such times as Bank shall require, Bank's standard fees in connection with Letters of Credit, as in effect from time to time, and with respect to standby Letters of Credit, an additional fee equal to 1.00% per annum on the face amount of each standby Letter of Credit, payable annually, in advance, for so long as such Letter of Credit is outstanding.

DEFINITIONS. Loan Documents. The term "Loan Documents" used in this Agreement and the other Loan Documents refers to this Agreement, all documents executed in connection herewith or related to, including, without limitation, any letters of credit, any applications for such letters of credit and any other documents executed in connection therewith or related thereto, a commitment letter that survives closing, guaranty agreements, security agreements, security instruments, financing statements, mortgage instruments, any renewals or modifications, whenever any of the foregoing are executed, but does not include swap agreements (as defined in 11 U.S.C. (S) 101). Obligations. The term "Obligations" used in this Agreement refers to any and all indebtedness and other obligations under this Agreement, all other obligations under any other Loan Document(s), and all obligations under any swap agreements (as defined in 11 U.S.C. (S) 101) between Borrower and Bank whenever executed. Certain Other Terms. All terms that are used but not otherwise defined in any of the Loan Documents shall have the definitions provided in the Uniform Commerical Code.

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PRESENTATIONS. Borrower represents that from the date of this Agreement and until final payment in full of the Obligations: Accurate Information. All information now and hereafter furnished to Bank is and will be true, correct and complete. Any such information relating to Borrower's financial condition will accurately reflect Borrower's financial condition as of the date(s) thereof, (including all contingent liabilities of every type), and Borrower further represents that its financial condition has not changed materially or adversely since the date(s) of such documents. Authorization; Non-Contravention. The execution, delivery and performance by Borrower and any guarantor, as applicable, of this Agreement and other Loan Documents to which it is a party are within its power, have been duly authorized as may be required and, if necessary, by making appropriate filings with any governmental agency or unit and are the legal, binding, valid and enforceable obligations of Borrower and any guarantors; and do not (i) contravene, or constitute (with or without the giving of notice or lapse of time or both) a violation of any provision of applicable law, a violation of the organizational documents of Borrower or any guarantor, or a default under any agreement, judgement, injunction, order, decree or other instrument binding upon or affecting Borrower or any guarantor,
(ii) result in the creation or imposition of any lien (other than the lien(s) created by the Loan Documents) on any of Borrower's or any guarantor's assets, or (iii) give cause for the acceleration of any obligations of Borrower or any guarantor to any other creditor. Asset Ownership. Borrower has good and marketable title to all of the properties and assets reflected on the balance sheets and financial statements supplied Bank by Borrower, and all such properties and assets are free and clear of mortgages, security deeds, pledges, liens, charges, and all other encumbrances, except as otherwise disclosed to Bank by Borrower in writing and approved by Bank ("Permitted Liens"). To Borrower's knowledge, no default has occurred under any Permitted Liens and no claims or interests adverse to Borrower's present rights in its properties and assets have arisen. Discharge of Liens and Taxes. Borrower has duly filed, paid and/or discharged all taxes or other claims which may become a lien on any of its property or assets, except to the extent that such items are being appropriately contested in good faith and an adequate reserve for the payment thereof is being maintained. Sufficiency of Capital. Borrower is not, and after consummation of this Agreement and after giving effect to all indebtedness incurred and liens created by Borrower in connection with this Agreement and any other Loan Documents, will not be, insolvent within the meaning of 11 U.S.C (S) 101(32). Compliance with Laws. Borrower is in compliance in all respects with all federal, state and local laws, rules and regulations applicable to its properties, operations, business, and finances, including, without limitation, and federal or state laws relating to liquor (including 18 U.S.C (S) 3617, et seq.) or narcotics (including 21 U.S.C. (S) 801, et seq.) and/or any commercial crimes; all applicable federal, state and local laws and regulations intended to protect the environment; and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), if applicable. Organization and Authority. Each corporate or limited liability company Borrower and/or guarantor, as applicable, is duly created, validly existing and in good standing under the laws of the state of its organization, and has all powers, governmental licenses, authorizations, consents and approvals required to operation its business as now conducted. Each corporate or limited liability company Borrower and/or guarantor, as applicable, is duly qualified, licensed and in good standing in each jurisdiction where qualification or licensing is required by the nature of its business or the character and location of its property, business or customers, and in which the failure to so qualify or be licensed, as the case may be, in the aggregate, could have a material adverse effect on the business, financial position, results of operations, properties or prospects of Borrower or any such guarantor. No litigation. There are not pending or threatened suits, claims or demands against Borrower or any guarantor that have not been disclosed to Bank by Borrower in writing, and approved by Bank. ERISA. Each employee pension benefit plan, as defined in ERISA, maintained by Borrower meets, as of the date hereof, the minimum funding standards of ERISA and all applicable regulations thereto and requirements thereof, and of the Internal Revenue Code of 1986, as amended. No "Prohibited Transactions" or "Reportable Event" (as both terms are defined by ERISA) has occurred with respects to any such plan.

AFFIRMATIVE COVENANTS. Borrower agrees that from the date hereof and until final payment in full of the Obligations, unless Bank shall otherwise consent in writing, Borrower will: Access to Books and Records. Allow Bank, or its agents, during normal business hours, access to the books, records and such other documents of Borrower as Bank shall reasonably require, and allow Bank to make copies thereof at Bank's expenses. Business Continuity. Conduct its business in substantially the same manner and locations as such business is now and has previously been conducted. Certificate of Full

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Compliance From Accountant. Deliver to Bank, with the financial statements required herein, a certification by Borrower's independent certified public accountant that Borrower is in full compliance with the Loan Documents. Compliance with Other Agreements. Comply with all terms and conditions contained in this Agreement, and any other Loan Documents, and swap agreements, if applicable, as defined in the 11 U.S.C. (S) 101. Estoppel Certificate. Furnish, within 15 days after request by Bank, a written statement duly acknowledged of the amount due under the Loan and whether offset or defenses exist against the Obligations. Insurance. Maintain adequate insurance coverage with respect to its properties and business against loss or damage of the kinds and in the amounts customarily insured against by companies of established reputation engaged in the same or similar businesses including, without limitation, commercial general liability insurance, workers compensation insurance, and business interruption insurance; all acquired in such amounts and from such companies as Bank may reasonably require. Maintain Properties. Maintain, preserve and keep its property in good repair, working order and condition, making all needed replacements, additions and improvements thereto, to the extent allowed by this Agreement. Notice of Default and Other Notices. (a) Notice of Default. Furnish to Bank immediately upon becoming aware of the existence of any condition or event which constitutes a Default (as defined in the Loan Documents) or any event which, upon the giving of notice or lapse of time or both, may become a Default, written notice specifying the nature and period of existence thereof and the action which Borrower is taking or proposes to take with respect thereto. (b) Other Notices. Promptly notify Bank in writing of (i) any material adverse change in its financial condition or its business; (ii) any default under any material agreement, contract or other instrument to which it is a party or by which any of its properties are bound, or any acceleration of the maturity of any indebtedness owing by Borrower; (iii) any material adverse claim against or affecting Borrower or any part of its properties; (iv) the commencement of, and any material determination in, any litigation with any third party or any proceeding before any government agency or unit affecting Borrower; and (v) at least 30 days prior thereto, any change in Borrower's name or address as shown above, and/or any change in Borrower's structure. Other Financial Information. Deliver promptly such other information regarding the operation, business affairs, and financial condition of Borrower which Bank may reasonably request. Payment of Debts. Pay and discharge when due, and before subject to penalty or further charge, and otherwise satisfy before maturity or delinquency, all obligations, debts, taxes, and liabilities of whatever nature or amount, except those which Borrower in good faith disputes. Reports and Proxies. Deliver to Bank, promptly, a copy of all financial statements, reports, notices, and proxy statements, sent by Borrower to stockholders, and all regular or periodic reports required to be filed by Borrower with any governmental agency or authority.

NEGATIVE COVENANTS. Borrower agrees that from the date of this Agreement and until final payment in full of the Obligations, unless Bank shall otherwise consent in writing, Borrower will not: Encumbrances. Create, assume, or permit to exist any mortgage, security deed, deed of trust, pledge, lien, charge or other encumbrance on any of its assets, whether now owned or hereafter acquired, other than (i) security interests required by the Loan Documents; (ii) liens for taxes contested in good faith; (iii) liens accruing by law for employee benefits; or (iv) Permitted Liens. Default on Other Contracts or Obligations. Default on any material contract with or obligation when due to a third party or default in the performance of any obligation to a third party incurred for money borrowed. Government Intervention. Permit the assertion or making of any seizure, vesting or intervention by or under authority of any government by which the management of Borrower or any guarantor is displaced of its authority in the conduct of its respective business or its such business is curtailed or materially impaired. Judgment Entered. Permit the entry of any monetary judgment or the assessment against, the filing of any tax lien against, or the Issuance of any writ of garnishment or attachment against any property of or debts due Borrower. Retire or Repurchase Capital Stock. Retire or otherwise acquire any of its capital stock.

ANNUAL FINANCIAL STATEMENTS. Borrower shall deliver to Bank, within 120 days after the close of each fiscal year, audited financial statements reflecting its operations during such fiscal year, including, without limitaion, a balance sheet, profit and loss statement and statement of cash flows, with supporting schedules and in reasonable detail, prepared in conformity with generally accepted accounting principles, applied on a basis consistent with that of the preceding year. If audited statements are required, all such statements shall be examined by an independent certified public accountant acceptable to Bank. The opinion of such independent certified public accountant shall not be acceptable to Bank if qualified due to any limitations in scope imposed by Borrower or any other person or entity. Any other qualification of the

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opinion by the accountant shall render the acceptability of the financial statements subject to Bank's approval. The Borrower shall provide Bank with an annual budget.

FINANCIAL COVENANTS. Borrower agrees to the following provisions from the date hereof until final payment in full of the Obligations, unless Bank shall otherwise consent in writing, using the financial information for Borrower, its subsidiaries, affiliates and its holding or parent company, as applicable:
Deposit Relationship. Borrower shall maintain its primary account and cash management account with Bank. Limitation on Indebtedness. The Borrower shall not, individually or jointly, incur or assume any additional debt in excess of $250,000.00, in the aggregate, as either a borrower or guarantor (excluding trade debt incurred in the ordinary course of business) without prior approval of Bank.

CONDITIONS PRECEDENT. The obligations of Bank to issue any Letters of Credit pursuant to this Agreement are subject to the following conditions precedent:
Letter of Credit Documents. Receipt by Bank of all documents required by Bank in connection with Letter of Credit, including without limitation, additional supporting documents as Bank or its counsel may reasonably request.

IN WITNESS WHEREOF, Borrower and Bank, on the day and year first written above, have caused this Agreement to be executed under seal.


                        LIFEMINDERS.COM INC.

                        By: /s/ Joseph S. Grabias
                            --------------------------------(SEAL)
                        Name: JOSEPH S. GRABIAS, Title: Chief Financial Officer
                                                        ------------------------

                        By: /s/ D.N. Malony
                            --------------------------------(SEAL)
                        Name: DAVID N. MALONY, Title: Chief Operating Officer
                                                      --------------------------


                         First Union National Bank

                         By: ___________________________________(SEAL)
                             Joseph Costa, Vice President

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